CONYERS

CONYERS DILL & PEARMAN
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One Exchange Square
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conyers.com

24 March 2026

Matter No.: 1012974
Doc. Ref.: 111697879
Richard.Hall@conyers.com
Angie.Chu@conyers.com
+(852) 2842 9530
+(852) 2842 9549

Fitness Champs Holdings Limited
Cricket Square
Hutchins Drive
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Dear Sir/Madam

Re: Fitness Champs Holdings Limited (the "Company")

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 (the "**Registration Statement**", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed on or around the date hereof with the U.S. Securities and Exchange Commission (the "**Commission**") relating to the registration under the U.S. Securities Act of 1933, as amended, (the "**Securities Act**") and offering by the Company of up to 6,000,000 units (the "**Units**") with each unit comprising of one class A ordinary share of par value of $0.000075 each of the Company (the "**Class A Ordinary Share(s)**") or, in lieu thereof, one pre-funded warrant (the "**Pre-Funded Warrant**") which is exercisable for one Class A Ordinary Share (the "**Pre-Funded Warrant Share(s)**"), and one warrant (the "**Ordinary Share Purchase Warrant(s)**", together with the Pre-Funded Warrant(s) are hereinafter referred to as the "**Warrants**") which entitles the holder thereof to purchase one Class A Ordinary Share upon exercise at the exercise price stated in the Registration Statement (the "**Ordinary Share Purchase Warrant Share(s)**", together with the Pre-funded Warrant Share(s) are hereinafter referred to as the "**Warrant Shares**").

1. DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1 the form of a securities purchase agreement in relation to the sale of the Class A Ordinary Shares and Warrants ("**Securities Purchase Agreement**");

1.2 a draft of the Ordinary Share Purchase Warrant;

1.3 a draft of the Pre-Funded Warrant;

1.4 a copy of the Registration Statement; and

1.5 a draft of the preliminary prospectus (the "**Prospectus**") contained in the Registration Statement which is in substantially final form.

We have also reviewed:

1.6 copies of the memorandum and articles of association of the Company adopted on 23 January 2026 (the "**Current M&As**");

1.7 a certificate of good standing issued by the Registrar of Companies in relation to the Company (the "**Certificate of Good Standing**") dated 23 March 2026 (the "**Certificate Date**");

1.8 a copy of the certificate of incumbency issued by Conyers Trust Company (Cayman) Limited dated 24 March 2026 (the "**Certificate of Incumbency**");

1.9 a copy of the written resolutions of all its directors dated 24 March 2026 (the "**Resolutions**"); and

1.10 such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2. ASSUMPTIONS

We have assumed:

2.1 the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2 that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3 the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us;

2.4 that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5 the current M&As are in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6 that the contents of the Certificate of Incumbency are true and correct as of the date thereof as of the date hereof;

2.7 that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8 that upon issue of any Class A Ordinary Shares to be sold by the Company pursuant to the Units and the Warrant Shares to be issued by the Company upon exercise of the Warrants, the Company will have sufficient ordinary shares in its authorised and unissued share capital and will receive consideration for the full or actual issue price thereof which shall be equal to at least the par value thereof;

2.9 the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Units, and the due execution and delivery thereof by each party thereto;

2.10 the due execution and delivery of the Securities Purchase Agreement, the Ordinary Share Purchase Warrant and the Pre-Funded Warrant by each of the parties thereto and the validity and binding effect under the its governing law in accordance with its terms;

2.11 the due execution and delivery of the Securities Purchase Agreement, the Ordinary Share Purchase Warrant and the Pre-Funded Warrant by each of the parties thereto and the validity and binding effect under the laws of the State of New York of the Securities Purchase Agreement, the Ordinary Share Purchase Warrant and the Pre-Funded Warrant in accordance with their terms;

2.12 that the issuance and sale of and payment of the Warrant Shares will be in accordance with the terms of the Warrants and the Securities Purchase Agreement duly approved by the board of directors of the Company, and the Registration Statement;

2.13 no Warrant Share will be issued pursuant to the Warrants upon or following commencement of the winding up of the Company;

2.14 that on the date of issuance of any Class A Ordinary Shares or Warrant Shares, the Company is and will, after any such issuance, be able to pay its debts;

2.15 the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.16 that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; and

2.17 the Company has not taken any action to appoint a restructuring officer.

3. QUALIFICATIONS

3.1 We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. The obligations of the Company under Units and the Warrants:

(a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b) will be subject to statutory limitation of the time within which proceedings may be brought;

(c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d) may not be given effect to by a Cayman Islands court, whether or not it was applying the laws of the State of New York, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

3.2 This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4. OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1 The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the "**Act**"), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2 Based solely on the Certificate of Incumbency, the authorised share capital of the Company is US$500,000 divided into (a) $5,333,333,333.\dot{3}\dot{3}$ class A ordinary shares of a nominal or par value of US$0.000075 each, (b) $666,666,666.\dot{6}\dot{6}$ class B ordinary shares of a nominal or par value of US$0.000075 each and (c) $666,666,666.\dot{6}\dot{6}$ preferred shares of a nominal or par value of US$0.000075 each.

4.3 When issued and paid for as contemplated by the Registration Statement, the Prospectus and the Resolutions and registered in the register of members of the Company, the Class A Ordinary Shares and the Warrant Shares to be offered and issued by the Company as contemplated by the Registration Statement will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4 The statements under the caption "Taxation – Cayman Islands" in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman

Conyers Dill & Pearman